UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 28, 2016

VALLEY NATIONAL BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)
(973) 305-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
On April 28, 2016, the shareholders of Valley National Bancorp (the “Company”) approved the Valley National Bancorp 2016 Long-Term Stock Incentive Plan (the “2016 Plan”). The Board of Directors of the Company approved the 2016 Plan on January 29, 2016, subject to the approval of the shareholders. The 2016 Plan provides that the Company may grant incentive restricted stock awards, restricted stock unit awards, stock options, nonqualified stock options and stock appreciation rights to its officers and employees. The 2016 Plan further provides that the Company may grant restricted stock awards and restricted stock unit awards to non-employee members of the Board of Directors.

A detailed summary of the 2016 Plan is set forth in the Company’s proxy statement on Schedule 14A for the Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on March 18, 2016 (the “Proxy Statement”). The foregoing description does not purport to be complete and is qualified in its entirety by reference to such summary and the full text of the 2016 Plan, both of which are incorporated herein by reference. A copy of the 2016 Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As described in Item 5.02(e) above, the Company held its Annual Meeting of Shareholders on April 28, 2016. On the record date of February 29, 2016, there were 254,181,037 of the Company’s shares of common stock outstanding. A total of 212,315,919 of the Company’s shares were present or represented by proxy at the meeting. The Company’s shareholders took the following actions:

Proposal #1 - Voted on the election of 13 persons, named in the Proxy Statement, to serve as directors of the Company for the ensuing year constituting the entire Board of Directors. The following is a list of directors elected at the Annual Meeting with the number of votes “For”, “Against”, "Abstain" and Broker "Non-Votes".

	Number of Votes
Name	For	Against	Abstain	Broker Non-Votes
Andrew B. Abramson	137,685,681	12,801,703	1,164,437	60,664,098
Peter J. Baum	147,771,691	2,302,548	1,577,584	60,664,096
Pamela R. Bronander	138,745,173	11,745,698	1,160,950	60,664,098
Eric P. Edelstein	146,196,578	4,208,455	1,246,790	60,664,096
Mary J. Steele Guilfoile	135,187,132	15,410,071	1,054,619	60,664,097
Graham O. Jones	133,787,280	16,802,341	1,062,203	60,664,095
Gerald Korde	137,627,040	12,985,061	1,039,721	60,664,097
Michael L. LaRusso	146,859,440	3,560,500	1,231,881	60,664,098
Marc J. Lenner	137,973,836	12,370,334	1,307,651	60,664,098
Gerald H. Lipkin	145,269,043	5,063,776	1,319,002	60,664,098
Barnett Rukin	138,798,404	11,681,538	1,171,881	60,664,096
Suresh L. Sani	146,018,560	4,156,149	1,477,112	60,664,098
Jeffrey S. Wilks	138,338,311	11,822,922	1,490,587	60,664,099

Proposal #2 – Ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions, is as follows:

Number of Votes
For	208,543,102
Against	2,836,408
Abstain	936,409

Proposal #3 - Approved, on a non-binding basis, the compensation of the Company’s named executive officers as determined by the Compensation and Human Resources Committee.

The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	140,678,426
Against	8,837,582
Abstained	2,135,808
Broker Non-Votes	60,664,103

Proposal #4 - As described in Item 5.02(e) above, the Company’s shareholders approved the 2016 Plan.

The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non- votes, is as follows:

Number of Votes
For	141,479,444
Against	7,676,500
Abstain	2,495,875
Broker Non-Votes	60,664,100

Proposal #5 - Shareholders did not approve the shareholder proposal regarding adoption of a policy to require the Chairman of the Board of Directors to be an independent member of the Board of Directors.

The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	41,846,337
Against	98,730,757
Abstain	11,078,714
Broker Non-Votes	60,660,111

Item 9.01	Financial Statements and Exhibits.
(a)	Exhibits
10.1	Valley National Bancorp 2016 Long-Term Stock Incentive Plan.
10.2	Form of Valley National Bancorp Agreement for Performance-Based Restricted Stock Unit Award under the Valley National Bancorp 2016 Long-Term Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2016		VALLEY NATIONAL BANCORP

	By:	/s/ Alan D. Eskow
Alan D. Eskow
Senior Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title
10.1	Valley National Bancorp 2016 Long-Term Stock Incentive Plan.
10.2	Form of Valley National Bancorp Agreement for Performance-Based Restricted Stock Unit Award under the Valley National Bancorp 2016 Long-Term Stock Incentive Plan.